As filed with the Securities and Exchange Commission on November 21, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1841431
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
777 Old Saw Mill River Road Tarrytown, NY 10591 (914) 606-3500	John V. Talley President and Chief Executive Officer EpiCept Corporation 777 Old Saw Mill River Road Tarrytown, NY 10591 (914) 606-3500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq.
Erika L. Weinberg, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price Per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share(1)	316,656	$1.43(2)	$452,818	$13.90
Common Stock, par value $0.0001 per share(3)	1,000,000	$1.43(2)	$1,430,000	$43.90
(1)	Represents shares of our common stock held by Hercules Technology Growth Capital, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the last reported sale price of the Company’s common stock on the Nasdaq Capital Market on November 13, 2007.
(3)	On December 21, 2006 we entered into a standby equity distribution agreement with YA Global Investments, L.P. pursuant to which it agreed to provide us with up to $15,000,000 in equity financing. This registration statement covers up to 1,000,000 shares of common stock to be offered in connection with the standby equity distribution agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2007

PRELIMINARY PROSPECTUS

1,316,656 Shares
of
Common Stock, par value $0.0001 per share

This prospectus relates solely to the resale of up to an aggregate of 1,316,656  shares of common stock of EpiCept Corporation (‘‘EpiCept’’ or the ‘‘Company’’) by the selling stockholders identified in this prospectus.

The selling stockholders identified in this prospectus (which term as used herein includes their pledgees, donees, transferees or other successors-in-interest) may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled ‘‘Plan of Distribution’’ beginning on page 7 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We will, however, receive proceeds from the sale of common stock to YA Global Investments, L.P., formerly Cornell Capital Partners, L.P., under our standby equity distribution agreement with YA Global Investments, L.P. dated December 21, 2006. We have agreed to pay all expenses relating to registering the securities. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of our common stock.

Our common stock is dual-listed on The Nasdaq Capital Market and the OM Stockholm Exchange under the ticker symbol ‘‘EPCT.’’ The last reported sale price of our common stock on November 13, 2007 was $1.43 per share.

Investing in our common stock involves risks. See ‘‘Risk Factors’’ beginning on page 3 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November     , 2007.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	5
SELLING STOCKHOLDERS	5
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND MORE INFORMATION	8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. We use words such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘future,’’ ‘‘intends,’’ ‘‘will,’’ ‘‘foresee’’ and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled ‘‘Risk Factors’’ beginning on page 3 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information that you should consider before buying common stock in this offering. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision. As used herein, ‘‘we,’’ ‘‘us,’’ and ‘‘our’’ refer to EpiCept and its subsidiaries.

Our Company

We are a specialty pharmaceutical company focused on the development of pharmaceutical products for the treatment of cancer and pain. Our lead oncology product candidate is Ceplene, which has been submitted for European registration as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML specifically for patients who are in their first complete remission (CR-1). Two other oncology compounds are in development, one of which has commenced a Phase II clinical trial and the second of which has completed enrollment in a Phase I clinical trial. Our late stage pain product candidates are: EpiCept NP-1, a prescription topical analgesic cream designed to provide effective long-term relief of peripheral neuropathies; LidoPAIN SP, a sterile prescription analgesic patch designed to provide sustained topical delivery of lidocaine to a post-surgical or post-traumatic sutured wound while also providing a sterile protective covering for the wound; and LidoPAIN BP, a prescription analgesic non-sterile patch designed to provide sustained topical delivery of lidocaine for the treatment of acute or recurrent lower back pain. Our portfolio of pain management and oncology product candidates allows us to be less reliant on the success of any single product candidate.

None of our product candidates have been approved by the U.S. Food and Drug Administration (‘‘FDA’’) or any comparable agency in another country and we have yet to generate product revenues from any of our product candidates in development.

On November 1, 2007, we issued 316,656 shares of our common stock to Hercules Technology Growth Capital Inc. (‘‘Hercules’’), an institutional accredited investor, as partial compensation for its inability to sell registered shares following an April 2007 planned exercise of a portion of the warrants issued by us to Hercules as provided by a release and settlement agreement entered into in July 2007. In connection with the issuance of the shares to Hercules, we agreed to file a registration statement with the Securities and Exchange Commission (the ‘‘SEC’’) to register such shares for resale.

On December 21, 2006, we entered into a standby equity distribution agreement (the ‘‘SEDA’’) with YA Global Investments, L.P., under which YA Global Investments, L.P. has committed to provide us with up to $15,000,000 in equity financing over 36 months. Our access to the equity financing is subject to us having an effective registration statement registering the resale of the shares of our common stock underlying the amount to be drawn under the SEDA.

Our Corporate Information

Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus.

THE OFFERING

Common stock being offered for resale to the public by the selling stockholder(1)	1,316,656 shares

Common stock to be outstanding after this offering(2)	43,530,448 shares

Total proceeds raised by offering	We will not receive any proceeds from the resale of our common stock pursuant to this offering.

Nasdaq Capital Market and OMX Nordic Exchange symbol	EPCT

Risk factors	See ‘‘Risk Factors’’ and the other information included and incorporated by reference in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

(1)	Includes (a) 316,656 shares issued to Hercules and (b) 1,000,000 shares issuable under the SEDA.
(2)	The number of shares of our common stock to be outstanding after this offering is based on the number of shares of our common stock outstanding as of November 13, 2007. This number does not include, as of November 13, 2007:
•	3,869,719 shares of our common stock issuable upon exercise of options outstanding, at a weighted average exercise price of $5.87 per share including 935,155 shares issuable upon the exercise of options granted during 2007 to certain of our directors, our named executive officers and other employees;
•	142,696 shares of restricted common stock and common stock units granted during 2007 to certain of our directors, named executive officers and other employees;
•	4,107,514 shares of our common stock reserved for issuance under our 2005 Equity Incentive Plan and our 2005 Employee Stock Purchase Plan; and
•	10,637,631 shares of our common stock issuable upon the exercise of warrants purchased in certain private placements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth below and under the caption ‘‘Risk Factors’’ in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, as well as the other information contained or incorporated by reference in this prospectus before buying shares of our common stock. Each of the risks described herein or therein could adversely and materially affect our business, financial conditions and operating results. As a result, the trading price of our common stock could decline and you may lose all or a part of your investment in our common stock. For more information see ‘‘Where You Can Find More Information’’ and ‘‘Incorporation of Certain Documents By Reference.’’

Risks related to our Standby Equity Distribution Agreement (SEDA)

Existing stockholders will experience significant dilution from our sale of shares under the SEDA.

The sale of shares pursuant to the standby equity distribution agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the SEDA. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the standby equity distribution agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the SEDA will pay less than the then-prevailing market price of our common stock

The common stock to be issued under the standby equity distribution agreement will be issued at 97% of the lowest daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor. These discounted sales could cause the price of our common stock to decline.

The sale of our stock under the SEDA could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the standby equity distribution agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may not be able to access sufficient funds under the SEDA when needed.

Our ability to raise funds under the SEDA is limited by a number of factors, including the fact that the amount of each advance is subject to a maximum advance amount of $200,000, we may not submit any request for an advance within five trading days of a prior request, we may have concerns about the impact of an advance on the stock price, and we may not be able to use the facility because we are in possession of material nonpublic information.

We may be limited in the amount we can raise under the standby equity distribution agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

We will want to avoid placing more shares into the market than the market’s ability to absorb without a significant downward pressure on the price of our common stock. This potential adverse impact on the stock price may limit our willingness to use the SEDA. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price.

We will not be able to use the SEDA when we are in possession of material nonpublic information.

Whenever we are issuing shares to YA Global Investments, L.P., we will be deemed to be involved in an indirect primary offering. We cannot engage in any offering of securities without disclosing all information that may be material to an investor in making an investment decision. Accordingly, we may be required to either disclose such information in a registration statement or refrain from using the SEDA.

We will not be able to use the SEDA if the shares to be issued in connection with an advance would result in YA Global Investments, L.P. owning more than 9.9% of our outstanding common stock.

Under the terms of the SEDA, we may not request advances if the shares to be issued in connection with such advances would result in YA Global Investments, L.P. and its affiliates owning more than 9.9% of our outstanding common stock. As of November 13, 2007, YA Global Investment’s beneficial ownership of our common stock was 7.9%. We will be permitted to make limited draws on the standby equity distribution agreement so long as YA Global Investment’s beneficial ownership of our common stock (taking into account such 9.9% ownership limitation) remains lower than 9.9%. A possibility exists that YA Global Investments and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the standby equity distribution agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the standby equity distribution agreement.

YA Global Investments, L.P. may sell shares of our common stock after we deliver an advance notice during the pricing period, which could cause our stock price to decline.

YA Global Investments, L.P., is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to YA Global Investments, which is prior to the date the shares are delivered to YA Global Investments. YA Global Investments may sell such shares any time after we deliver an advance notice. Accordingly, YA Global Investments may sell such shares during the pricing period. Such sales may cause our stock price to decline and if so would result in a lower volume weighted average price during the pricing period, which would result in us having to issue a larger number of shares of common stock to YA Global Investments in respect of the advance.

The standby equity distribution agreement will restrict our ability to engage in alternative financings.

Because of the structure of standby equity distribution transactions, we will be deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns.

The pricing is relatively expensive if only a small part of the facility is ever used.

We have not decided how much of the commitment amount under the standby equity distribution agreement we will use. The pricing ($25,000 structuring fee, $5,000 due diligence fee, $450,000 commitment fee, 3% discount plus $500 to the investor on each advance) is relatively expensive if only a small part of the facility is ever used.

Private equity lines are relatively new concepts and it is not clear how the courts and the SEC will treat them.

Private equity lines of credit are relatively recent creations and differ in significant ways from traditional PIPE financing transactions. The staff of the SEC’s Division of Corporation Finance has taken the position that, as long as certain criteria are met, the staff will not recommend enforcement action with respect to the private equity lines of credit or the related ‘‘resale’’ registration statement. It should be noted however, that the staff’s position, although significant, is not a definitive interpretation of the law and is not binding on courts. Accordingly, there is a risk that a court may find this type of financing arrangement, or the manner in which it is implemented, to violate securities laws.

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the selling stockholders. We will not receive any proceeds from the resale of our common stock under this offering. We will, however, receive proceeds from the sale of our common stock under the SEDA with YA Global Investments, L.P.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to ‘‘selling stockholders’’ in this prospectus, we mean those persons listed in the table below, and the pledges, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Unless otherwise noted, the common stock being offered by the selling stockholders was acquired from us on November 1, 2007, in the case of Hercules or pursuant to the SEDA, in the case of YA Global Investments. The shares of common stock offered by the selling stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling stockholders represented to us that they were accredited investors and were acquiring our common stock, for investment and had no present intention of distributing the common stock. We have agreed to file a registration statement covering the common stock received by the selling stockholders. Except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling stockholders is or was affiliated with registered broker-dealers.

Based on the information provided to us at the time of the initial filing of the registration statement of which this prospectus is a part by each selling stockholder and as of the date the same was provided to us, assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling stockholder will not own any shares other than those appearing in the column entitled ‘‘Number of Shares of Common Stock Owned After the Offering.’’ We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Being Offered Hereby	Number of Shares of Common Stock Owned After the Offering(1)	Percentage of Common Stock Owned After the Offering
YA Global Investments, L.P.(2)	4,356,554	1,000,000	3,356,554	7.7%
101 Hudson St., #3700 Jersey City, NJ 07302
Hercules Technology Growth Capital, Inc.(3)	772,820	316,656	456,164	1.0%
525 University Ave., Suite 700 Palo Alto, CA 94301

*	Represents less than 1%.

(1)	Unless otherwise indicated, assumes that each selling stockholder will resell all of the shares of our common stock offered hereunder. Applicable percentage of ownership is based on 43,540,081 shares of our common stock outstanding as of November 13, 2007, together with (i) the 1,000,000 shares of common stock to be issued in connection with the Standby Equity Distribution Agreement, entered into as of December 21, 2006, and (ii) the securities exerciseable for, or convertible into, shares of common stock within 60 days of November 13, 2007.
(2)	Includes 1,000,000 shares of common stock to be issued in connection with the Standby Equity Distribution Agreement, entered into as of December 21, 2006. YA Global Investments, L.P. is a Cayman Island exempt limited partnership. YA Global is managed by Yorkville Advisors, LLC. Investment decisions for Yorkville Advisors are made by Mark Angelo, its portfolio manager.
(3)	Includes 456,164 shares of our common stock issuable upon the exercise of warrants issued by us pursuant to a private placement on August 30, 2006.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the ‘‘Selling Stockholders’’) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). YA Global Investments, L.P. agrees that it should not engage in any short sales of or hedging transactions with respect to the common stock during the term of the ‘‘SEDA’’ and for a period of 90 days following the termination of the ‘‘SEDA’’ provided that upon receipt of an Advance Notice YA Global Investments, L.P. has the right to sell the shares to be issued to YA Global Investments, L.P. pursuant to the Advance Notice.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of shares of the Common Stock offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs referring to the Company’s change in the method of accounting for stock-based compensation effective January 1, 2006 as discussed in Note 2 to the consolidated financial statements and to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500

We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com.

Reports, proxy statements and other information regarding us may also be inspected at:

The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Definitive Proxy Statement on Schedule 14A dated March 2, 2007, relating to our special meeting of stockholders held on April 6, 2007;

•	Definitive Proxy Statement on Schedule 14A dated April 23, 2007, relating to our annual meeting of stockholders held on May 23, 2007;

•	Current Report on Form 8-K filed February 5, 2007;

•	Current Report on Form 8-K filed April 9, 2007;

•	Current Report on Form 8-K filed April 10, 2007;

•	Amended Current Report on Form 8-K filed April 11, 2007;

•	Current Report on Form 8-K filed May 30, 2007;

•	Current Report on Form 8-K filed June 29, 2007;

•	Current Report on Form 8-K filed August 27, 2007;

•	Current Report on Form 8-K filed October 11, 2007; and

•	Current Report on Form 8-K filed November 9, 2007.

Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

1,316,656 Shares of Common Stock

PRELIMINARY  PROSPECTUS

November 21, 2007

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows. All amounts are estimates, except the SEC registration fee.

Securities and Exchange Commission registration fee	$58
Printer expenses	$10,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$15,000
Total	$50,058

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (‘‘Section 145’’) permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

Article 6, Section 1, of EpiCept’s Second Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of EpiCept (or was serving at EpiCept’s request as a director or officer of another corporation) shall be paid by EpiCept in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by EpiCept as authorized by the relevant section of the Delaware General Corporation Law.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, EpiCept’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors’ fiduciary duty as directors to EpiCept and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to EpiCept for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of Stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

EpiCept intends to enter into indemnification agreements with each of its directors and executive officers and to purchase directors’ and officers’ liability insurance. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of EpiCept, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in the indemnification agreement, EpiCept shall not indemnify any such director or executive officer seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by such person unless the initiation thereof was authorized in the specific case by the Board of Directors of EpiCept. The indemnification agreements provide for EpiCept to advance to the individual any and all expenses (including attorneys’ fees) incurred in defending any proceeding in advance of the final disposition thereof. In order to receive an advance of expenses, the individual must submit to EpiCept copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of EpiCept in which indemnification is being sought, nor is EpiCept aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of EpiCept.

ITEM 16.    EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
*5.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of shares of Common Stock being registered.
*23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
*24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*	Filed herewith.
**	Previously filed.

ITEM 17.    UNDERTAKINGS

(a)    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1993 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1993 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Security Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EpiCept Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on November 21, 2007.

EPICEPT CORPORATION

By:	/s/ John V. Talley John V. Talley President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Talley, Robert W. Cook or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Security Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 21, 2007.

Signature	Title

/s/ John V. Talley	Director, President and Chief Executive Officer (Principal Executive Officer)

John V. Talley

/s/ Robert W. Cook	Chief Financial Officer (Principal Financial and Accounting Officer)

Robert W. Cook

/s/ Robert G. Savage	Director

Robert G. Savage

/s/ Gert Caspritz	Director

Gert Caspritz

/s/ Guy C. Jackson	Director

Guy C. Jackson

/s/ John Bedard	Director

John Bedard

/s/ Wayne Yetter	Director

Wayne Yetter

/s/ Gerhard Waldheim	Director

Gerhard Waldheim

EXHIBIT INDEX

EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
*5.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of shares of Common Stock being registered.
*23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
*24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*	Filed herewith.